HEDDEN CHONG
Chartered Accountants
a partnership of incorporated professionals
#104 - 3989 HENNING DRIVE
BURNABY, B.C. V5C 6N5
TELEPHONE: (604) 320-5850
FACSIMILE: (604) 291-1601

December 28, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Mesdames:

Re: Global Innovative Systems, Inc. (the "Company")

We have read the paragraphs of Item 4 included in the Company's Form 8-K/A (Amendment No. 2), dated December 28, 2001, to be filed with the Securities and Exchange Commission on December 28, 2001, and are in agreement with the statements contained therein.

Yours very truly,

HEDDEN CHONG

/s/ signed

Andy Young